(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	July 26, 2016
(630) 906-5484

Old Second Reports Second Quarter 2016 Net Income of $3.8 million

AURORA, IL, July 26, 2016  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2016.  The Company reported net income of $3.8 million for the second quarter of 2016, compared to net income of $4.1 million in  the second quarter of 2015.  The Company’s net income available to common stockholders of $3.8 million, or $0.13 per diluted share for the second quarter of 2016, compared to $3.4 million, or $0.12 per diluted share, in the second quarter of 2015.

Operating Results

•	On July 19, 2016, the Company’s Board of Directors declared a cash dividend of 1 cent per share payable on August 9, 2016, to stockholders of record as of July 29, 2016.
•

Second quarter 2016 net income available to common stockholders increased by $426,000, or 12.5%, from the second quarter of 2015 and increased approximately 15.7% from the first quarter of 2016.  When compared to the second quarter of 2015, the second quarter 2016 reflects higher net interest income of $427,000.  No release of loan loss reserves was recorded in the second quarter of 2016, as compared to a $2.3 million reserve release in the like 2015 quarter.  Finally, comparing the year over year quarters, the second quarter of 2016 experienced lower noninterest income of $987,000 primarily due to reductions in residential mortgage banking income, and lower noninterest expense stemming from decreases in compensation costs and other real estate owned (“OREO”) expenses.  Noninterest expense of $16.7 million for the second quarter of 2016 was $2.2 million or 11.8% lower than the second quarter of 2015.

•

Net interest income in the second quarter of 2016 was $142,000 higher than the first quarter of 2016, and noninterest income was $1.0 million, or 16.0%, higher in the second quarter of 2016 as compared to the first quarter, primarily due to residential mortgage banking income.  Noninterest expense was also higher in the second quarter of 2016 as compared to the prior quarter, which was primarily due to a one-time expense recorded on a debit card contract change.

Capital Ratios

	June 30,	December 31,	June 30,
	2016	2015	2015
The Bank's common equity tier 1 capital ratio	14.67%	14.10%	17.49%
The Company's common equity tier 1 capital ratio	10.30%	10.55%	9.82%
The Bank's total capital ratio	15.74%	15.23%	18.75%
The Company's total capital ratio	15.03%	15.56%	17.10%
The Company's tier 1 leverage capital ratio	8.94%	8.69%	10.02%

•	The Bank ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans increased to $18.4 million at June 30, 2016, from $14.6 million at December 31, 2015, and $19.3 million at June 30, 2015.  The increase in 2016 was due to 2 relationships secured by commercial real estate which have each lost one large tenant in recent months.  Both borrowers have indicated they are aggressively pursuing new tenants, and one borrower has noted that refinancing is in process with another institution.

•

OREO assets decreased in the second quarter to end at $16.3 million on June 30, 2016, compared to $19.1 million at December 31, 2015, and $32.0 million at June 30, 2015. Valuation writedowns continued in the second quarter of 2016 with a quarterly expense of $489,000 compared to $451,000 in the first quarter of 2016.

•

Total loans at June 30, 2016, were $1.16 billion, reflecting an increase of $27.4 million when compared to December 31, 2015 and an increase of $2.3 million as compared to June 30, 2015.  Average loans (including loans held-for-sale) for the second quarter of 2016 were $1.15 billion, reflecting an increase of $9.8 million from the fourth quarter of 2015 and a decrease of $2.4 million when compared to the second quarter of 2015.  Loan growth in the 2016 period stems primarily from commercial and industrial loan originations.

•

June 30, 2016 available-for-sale securities at fair value totaled $764.6 million, which is an increase of $308.5 million from $456.1 million at December 31, 2015, and $399.8 million balance at June 30, 2015.    The increase is primarily due to the reclassification in the second quarter 2016 of the securities held-to-maturity portfolio to available-for-sale.  This portfolio transfer was completed to allow flexibility to fund loan growth or to restructure the securities portfolio as management deems appropriate.  The total securities portfolio has also increased in the last twelve months by $111.3 million, which is commensurate with deposit and short-term borrowing growth.

Management review of the loan portfolio concluded that neither a loan loss reserve release nor a loan loss provision was appropriate in the second quarter of 2016 or the last quarter of 2015. The second quarter of 2015 reflected a loan loss reserve release of $2.3 million.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(In thousands - unaudited)

	Quarters Ended
	June 30, 2016			December 31, 2015			June 30, 2015
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$12,048	$15	0.49	$13,859	$12	0.34	$29,880	$19	0.25
Securities:
Taxable	721,837	4,382	2.43	674,690	3,819	2.26	635,469	3,372	2.12
Non-taxable (TE)	43,241	339	3.14	17,090	179	4.19	29,424	251	3.41
Total securities	765,078	4,721	2.47	691,780	3,998	2.31	664,893	3,623	2.18
Dividends from Reserve Bank and FHLBC stock	7,431	84	4.52	8,451	76	3.60	8,409	77	3.66
Loans and loans held-for-sale[1]	1,150,130	13,101	4.51	1,140,308	13,057	4.48	1,152,485	13,566	4.66
Total interest earning assets	1,934,687	17,921	3.68	1,854,398	17,143	3.64	1,855,667	17,285	3.69
Cash and due from banks	28,597	-	-	28,781	-	-	29,153	-	-
Allowance for loan losses	(16,415)	-	-	(16,598)	-	-	(20,546)	-	-
Other noninterest bearing assets	192,896	-	-	202,015	-	-	218,374	-	-
Total assets	$2,139,765			$2,068,596			$2,082,648

Liabilities and Stockholders' Equity
NOW accounts	$386,485	$88	0.09	$360,786	$79	0.09	$334,694	$73	0.09
Money market accounts	272,583	66	0.10	284,209	70	0.10	296,872	71	0.10
Savings accounts	261,321	39	0.06	248,952	38	0.06	254,243	39	0.06
Time deposits	402,912	869	0.87	409,353	824	0.80	410,066	771	0.75
Interest bearing deposits	1,323,301	1,062	0.32	1,303,300	1,011	0.31	1,295,875	954	0.30
Securities sold under repurchase agreements	37,433	1	0.01	26,569	1	0.01	31,234	-	-
Other short-term borrowings	28,187	25	0.35	24,837	10	0.16	22,638	7	0.12
Junior subordinated debentures	57,561	1,083	7.53	57,538	1,072	7.45	57,513	1,071	7.45
Subordinated debt	45,000	243	2.14	45,000	210	1.83	45,000	202	1.78
Notes payable and other borrowings	500	2	1.58	500	2	1.57	500	-	-
Total interest bearing liabilities	1,491,982	2,416	0.65	1,457,744	2,306	0.63	1,452,760	2,234	0.62
Noninterest bearing deposits	472,450	-	-	445,083	-	-	435,093	-	-
Other liabilities	12,511	-	-	10,488	-	-	10,962	-	-
Stockholders' equity	162,822	-	-	155,281	-	-	183,833	-	-
Total liabilities and stockholders' equity	$2,139,765			$2,068,596			$2,082,648
Net interest income (TE)		$15,505			$14,837			$15,051
Net interest income (TE)
to total earning assets			3.22			3.17			3.25
Interest bearing liabilities to earning assets	77.12%			78.61%			78.29%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $531,000,  $430,000 and $463,000 for the second quarter of 2016, the fourth quarter of 2015 and the second quarter of 2015, respectively.  Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income increased $778,000 for the quarter ended June 30, 2016 as compared to the quarter ended December 31, 2015. Quarterly average earning assets increased $80.3 million from the last quarter of 2015 to a total of $1.93 billion for the period ended June 30, 2016, while yield on earning assets increased 4 basis points.  Year over year second quarter average loans, including loans held-for-sale, decreased $2.4 million, while total earning assets increased $79.0 million for the same period driven by securities growth.  The cost of funds increased by 2 basis points from the prior year end period and 3 basis points from the like period last year.  Total average interest bearing liabilities have increased in all periods presented due to growth in NOW and Savings accounts, as well as securities sold under repurchase agreements and other short-term borrowings.

Noninterest Income

				2nd Qtr 2016
	Three Months Ended			Percent Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2016	2016	2015	2016	2015
Trust income	$1,502	$1,369	$1,596	9.7	(5.9)
Service charges on deposits	1,646	1,559	1,779	5.6	(7.5)
Residential mortgage banking revenue	1,611	785	2,476	105.2	(34.9)
Securities loss, net	-	(61)	(12)	N/A	N/A
Increase in cash surrender value of bank-owned life insurance	319	285	299	11.9	6.7
Debit card interchange income	1,049	947	1,050	10.8	(0.1)
Other income	1,150	1,391	1,076	(17.3)	6.9
Total noninterest income	$7,277	$6,275	$8,264	16.0	(11.9)

Of the noninterest income categories, residential mortgage banking income experienced the largest fluctuations on both a linked quarter and year over year basis, as shown above, primarily due to the variability of mortgage servicing rights valuations.  Also, cash surrender value of bank-owned life insurance increased as a result of investment value growth.  Finally, other income for the first quarter of 2016 included approximately $338,000 of various nonrecurring recoveries, and in second quarter 2016, customer swap fee income was $80,000 in excess of the prior quarter.  Excluding these items, the three quarters presented have minimal variation.

Noninterest Expense

				2nd Qtr 2016
	Three Months Ended			Percent Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2016	2016	2015	2016	2015
Salaries	$6,999	$6,901	$7,292	1.4	(4.0)
Bonus	452	676	454	(33.1)	(0.4)
Benefits and other	1,363	1,449	1,403	(5.9)	(2.9)
Total salaries and employee benefits	8,814	9,026	9,149	(2.3)	(3.7)
Occupancy expense, net	1,009	1,229	1,094	(17.9)	(7.8)
Furniture and equipment expense	1,078	958	1,065	12.5	1.2
FDIC insurance	362	203	377	78.3	(4.0)
General bank insurance	272	298	310	(8.7)	(12.3)
Advertising expense	435	347	353	25.4	23.2
Debit card interchange expense	620	203	400	205.4	55.0
Legal fees	191	161	420	18.6	(54.5)
Other real estate owned expense, net	879	738	2,388	19.1	(63.2)
Other expense	3,040	3,101	3,371	(2.0)	(9.8)
Total noninterest expense	$16,700	$16,264	$18,927	2.7	(11.8)
Efficiency ratio[1]	68.92%	71.12%	70.41%

1The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense increased $436,000, or 2.7%, on a linked quarter basis primarily as a result of a one-time charge taken on the renewal of a debit card servicing contract of $317,000.  Legal and OREO expenses continue to trend at lower levels than the prior year.  Major expense categories were generally flat or down in the second quarter of 2016 compared to the first quarter of 2016 and the same period in 2015, most notably in salaries and employee benefits.  The FDIC insurance accrual was adjusted in the second quarter of 2016 and will incorporate the FDIC small bank rate change in future quarters.

Earning Assets

				June 30, 2016
	Major Classification of Loans as of			Percent Change From
(in thousands)	June 30,	December 31,	June 30,	December 31,	June 30,
	2016	2015	2015	2015	2015
Commercial	$156,562	$130,362	$123,372	20.1	26.9
Real estate - commercial	600,942	605,721	612,379	(0.8)	(1.9)
Real estate - construction	22,204	19,806	32,157	12.1	(31.0)
Real estate - residential	352,595	351,007	365,989	0.5	(3.7)
Consumer	2,966	4,216	3,854	(29.6)	(23.0)
Overdraft	504	483	408	4.3	23.5
Lease financing receivables	13,160	10,953	8,571	20.1	53.5
Other	11,127	10,130	11,391	9.8	(2.3)
	1,160,060	1,132,678	1,158,121	2.4	0.2
Net deferred loan costs	1,091	1,037	762	5.2	43.2
Total loans	$1,161,151	$1,133,715	$1,158,883	2.4	0.2

Total loans increased by $27.4 million at the end of the second quarter of 2016 as compared to year end 2015.  Growth in commercial and industrial loans for the first two quarters of 2016 drove the total loans increase, which more than offset the reduction in real estate-commercial, construction and residential loans in the year over year period.

				June 30, 2016
(in thousands)	Securities Portfolio As of			Percent Change From
	June 30,	December 31,	June 30,	December 31,	June 30,
Securities available-for-sale, at fair value	2016	2015	2015	2015	2015

U.S. Treasury	$-	$1,509	$1,520	(100.0)	(100.0)
U.S. government agencies	1,522	1,556	1,595	(2.2)	(4.6)
U.S. government agency mortgage-backed	43,646	1,996	5,545	2,086.7	687.1
States and political subdivisions	42,621	30,526	13,249	39.6	221.7
Corporate bonds	30,208	29,400	30,605	2.7	(1.3)
Collateralized mortgage obligations	289,225	66,920	74,994	332.2	285.7
Asset-backed securities	250,959	231,908	178,655	8.2	40.5
Collateralized loan obligations	106,370	92,251	93,673	15.3	13.6
Total securities available-for-sale	$764,551	$456,066	$399,836	67.6	91.2
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$-	$36,505	$36,995	(100.0)	(100.0)
Collateralized mortgage obligations	-	211,241	216,424	(100.0)	(100.0)
Total securities held-to-maturity	$-	$247,746	$253,419	(100.0)	(100.0)

Total securities	$764,551	$703,812	$653,255	8.6	17.0

The investment portfolio ended the second quarter of 2016 at $764.6 million,  an increase of $60.7 million from $703.8 million at December 31, 2015, and up from $653.3 million a year ago.  The securities held-to-maturity portfolio was reclassified to available-for-sale in the second quarter of 2016, to allow for portfolio restructuring and to fund loan growth.  This reclassification of $244.8 million was approved by the Board of Directors, and will preclude any holdings of securities held-to-maturity for a two-year period.  Available-for-sale purchases during the year to date 2016 and year over year periods included additional asset-backed securities as well as municipals and collateralized loan obligations.  During the second quarter of 2016 there were no sales that resulted in realized gains or losses.

Asset Quality

(in  thousands)

				June 30, 2016
	As of			Percent Change From
	June 30,	December 31,	June 30,	December 31,	June 30,
	2016	2015	2015	2015	2015
Nonaccrual loans	$18,260	$14,389	$18,976	26.9	(3.8)
Nonperforming troubled debt restructured loans accruing interest	162	165	308	(1.8)	(47.4)
Loans past due 90 days or more and still accruing interest	-	65	-	(100.0)	-
Total nonperforming loans	18,422	14,619	19,284	26.0	(4.5)
Other real estate owned	16,252	19,141	31,964	(15.1)	(49.2)
Total nonperforming assets	$34,674	$33,760	$51,248	2.7	(32.3)

30-89 days past due loans	$1,368	$3,652	$5,296
Nonaccrual loans to total loans	1.6%	1.3%	1.6%
Nonperforming loans to total loans	1.6%	1.3%	1.7%
Nonperforming assets to total loans plus OREO	2.9%	2.9%	4.3%

Allowance for loan losses	$15,822	$16,223	$18,321
Allowance for loan losses to loans	1.4%	1.4%	1.6%
Allowance for loan losses to nonaccrual loans	86.6%	112.7%	96.5%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  The nonperforming loan increase in 2016 was due to 2 relationships secured by commercial real estate which have each lost one large tenant in recent months.  Both borrowers have indicated they are aggressively pursuing new tenants, and one borrower has noted that refinancing is in process with another institution.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard,  as shown below.  Classified loans increased by $2.4 million, or 9.7%, from year end 2015; this increase is due to the two relationships, as discussed in the “Operating Results - Asset Quality & Earning Assets” section above.  Management review of the loan portfolio concluded neither a loan loss provision nor a reserve release was appropriate in the second quarter of 2016.

				June 30, 2016
	Classified loans as of			Percent Change From
(in thousands)	June 30,	December 31,	June 30,	December 31,	June 30,
	2016	2015	2015	2015	2015
Real estate-construction	$257	$83	$3,952	209.6	(93.5)
Real estate-residential:
Investor	1,310	1,136	975	15.3	34.4
Owner occupied	6,540	7,079	7,051	(7.6)	(7.2)
Revolving and junior liens	3,370	3,055	3,292	10.3	2.4
Real estate-commercial, nonfarm	13,665	10,568	3,705	29.3	268.8
Real estate-commercial, farm	56	1,272	1,272	(95.6)	(95.6)
Commercial	2,459	2,029	698	21.2	252.3
Other	1	1	1	-	-
Total classified loans	$27,658	$25,223	$20,946	9.7	32.0

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(in thousands)	June 30,	% of	March 31,	% of	June 30,	% of
	2016	Total	2016	Total	2015	Total
Real estate-construction
Homebuilder	$(5)	(1.2)	$(4)	17.4	$(47)	(8.4)
Land	-	-	-	-	(2)	(0.4)
Commercial speculative	-	-	-	-	-	-
All other	(1)	(0.2)	(1)	4.3	(11)	(2.0)
Total real estate-construction	(6)	(1.4)	(5)	21.7	(60)	(10.8)
Real estate-residential
Investor	(23)	(5.4)	(6)	26.1	(104)	(18.6)
Owner occupied	74	17.5	(23)	100.0	(25)	(4.5)
Revolving and junior liens	(170)	(40.1)	66	(287.0)	(115)	(20.5)
Total real estate-residential	(119)	(28.0)	37	(160.9)	(244)	(43.6)
Real estate-commercial, nonfarm
Owner general purpose	(106)	(25.0)	(58)	252.2	709	126.6
Owner special purpose	(5)	(1.2)	(4)	17.4	109	19.5
Non-owner general purpose	314	74.1	(19)	82.6	(915)	(163.4)
Non-owner special purpose	-	-	-	-	163	29.1
Retail properties	342	80.7	-	-	-	-
Total real estate-commercial, nonfarm	545	128.6	(81)	352.2	66	11.8
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	-	-	20	(87.0)	775	138.4
Other	4	0.8	6	(26.0)	23	4.2
Net charge-off / (recovery)	$424	100.0	$(23)	100.0	$560	100.0

Gross charge-offs for the quarter ending June 30, 2016, were $936,000 compared to $2.1 million for the quarter ending June 30, 2015.  Gross recoveries for the quarter ending June 30, 2016, were $512,000 compared to $1.6 million for the quarter ending June 30, 2015.

Deposits

Total deposits were $1.78 billion at June 30, 2016, which reflects an increase from total deposits of $1.76 billion at December 31, 2015.  Demand,  Savings, and NOW balances experienced increases of $43.2 million in volume during in the first six months of 2016 while money market deposits declined $14.0 million and time deposits or certificates of deposit reflect a decrease of $6.2 million for the period.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of June 30, 2016, the Bank had $50.0 million outstanding under FHLBC advances compared to $15.0 million in advances at December 31, 2015.

The Company is also indebted on $57.6 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The carrying value was reduced by the amortization of the issuance costs in 2016 after adopting ASU 2015-03 applied on a retrospective basis.

Capital

	June 30,	December 31,	June 30,
	2016	2015	2015
The Company's common equity tier 1 capital ratio	10.30%	10.55%	9.82%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	12.71%	12.30%	14.21%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	15.03%	15.56%	17.10%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage capital ratio	8.94%	8.69%	10.02%
(minimum 4.0% for adequately capitalized)

As of June 30, 2016, the Bank’s common equity tier 1 capital ratio of 14.67% and total capital ratio of 15.74% exceeded the minimum capital ratios to be deemed “well capitalized.”

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Wednesday, July 27, 2016, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on August 11, 2016, by dialing 877-481-4010, using Conference ID: 10039.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	June 30,	December 31,
	2016	2015
Assets
Cash and due from banks	$32,806	$26,975
Interest bearing deposits with financial institutions	7,525	13,363
Cash and cash equivalents	40,331	40,338
Securities available-for-sale, at fair value	764,551	456,066
Securities held-to-maturity, at amortized cost	-	247,746
Federal Home Loan Bank and Federal Reserve Bank stock	7,918	8,518
Loans held-for-sale	5,589	2,849
Loans	1,161,151	1,133,715
Less: allowance for loan losses	15,822	16,223
Net loans	1,145,329	1,117,492
Premises and equipment, net	38,953	39,612
Other real estate owned	16,252	19,141
Mortgage servicing rights, net	4,698	5,847
Bank-owned life insurance (BOLI)	59,653	59,049
Deferred tax assets, net	57,738	64,552
Other assets	18,762	15,818
Total assets	$2,159,774	$2,077,028

Liabilities
Deposits:
Noninterest bearing demand	$477,883	$442,639
Interest bearing:
Savings, NOW, and money market	902,576	908,598
Time	401,666	407,849
Total deposits	1,782,125	1,759,086
Securities sold under repurchase agreements	43,138	34,070
Other short-term borrowings	50,000	15,000
Junior subordinated debentures	57,567	57,543
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	13,823	9,900
Total liabilities	1,992,153	1,921,099

Stockholders’ Equity
Common stock	34,533	34,427
Additional paid-in capital	116,311	115,918
Retained earnings	121,080	114,209
Accumulated other comprehensive loss	(8,083)	(12,659)
Treasury stock	(96,220)	(95,966)
Total stockholders’ equity	167,621	155,929
Total liabilities and stockholders’ equity	$2,159,774	$2,077,028

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Interest and dividend income
Loans, including fees	$13,039	$13,467	$26,097	$26,685
Loans held-for-sale	39	72	67	115
Securities:
Taxable	4,382	3,372	8,593	6,747
Tax exempt	220	163	399	304
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	84	77	168	154
Interest bearing deposits with financial institutions	15	19	34	31
Total interest and dividend income	17,779	17,170	35,358	34,036
Interest expense
Savings, NOW, and money market deposits	193	183	384	362
Time deposits	869	771	1,691	1,578
Other short-term borrowings	26	7	46	16
Junior subordinated debentures	1,083	1,071	2,167	2,143
Subordinated debt	243	202	482	399
Notes payable and other borrowings	2	-	4	4
Total interest expense	2,416	2,234	4,774	4,502
Net interest and dividend income	15,363	14,936	30,584	29,534
Loan loss reserve release	-	(2,300)	-	(2,300)
Net interest and dividend income after release for loan losses	15,363	17,236	30,584	31,834
Noninterest income
Trust income	1,502	1,596	2,871	3,082
Service charges on deposits	1,646	1,779	3,205	3,320
Secondary mortgage fees	280	281	473	525
Mortgage servicing (loss) / gain, net of changes in fair value	(311)	500	(931)	292
Net gain on sales of mortgage loans	1,642	1,695	2,854	3,318
Securities loss, net	-	(12)	(61)	(121)
Increase in cash surrender value of bank-owned life insurance	319	299	604	779
Debit card interchange income	1,049	1,050	1,996	2,009
Other income	1,150	1,076	2,541	3,033
Total noninterest income	7,277	8,264	13,552	16,237
Noninterest expense
Salaries and employee benefits	8,814	9,149	17,840	18,404
Occupancy expense, net	1,009	1,094	2,238	2,365
Furniture and equipment expense	1,078	1,065	2,036	2,066
FDIC insurance	362	377	565	650
General bank insurance	272	310	570	667
Advertising expense	435	353	782	558
Debit card interchange expense	620	400	823	752
Legal fees	191	420	352	643
Other real estate expense, net	879	2,388	1,617	3,740
Other expense	3,040	3,371	6,141	6,235
Total noninterest expense	16,700	18,927	32,964	36,080
Income before income taxes	5,940	6,573	11,172	11,991
Provision for income taxes	2,095	2,444	4,005	4,363
Net income	$3,845	$4,129	$7,167	$7,628
Preferred stock dividends and accretion of discount	-	710	-	1,534
Net income available to common stockholders	$3,845	$3,419	$7,167	$6,094

Basic earnings per share	$0.13	$0.12	$0.24	$0.21
Diluted earnings per share	0.13	0.12	0.24	0.21

Ending common shares outstanding	29,554,716	29,478,429	29,554,716	29,478,429
Weighted-average basic shares outstanding	29,535,915	29,475,682	29,509,672	29,473,004
Weighted-average diluted shares outstanding	29,841,239	29,747,253	29,823,504	29,712,952

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2015				2016
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cash and due from banks	$31,744	$29,153	$28,999	$28,781	$27,813	$28,597
Interest bearing deposits with financial institutions	18,022	29,880	18,563	13,859	15,513	12,048
Cash and cash equivalents	49,766	59,033	47,562	42,640	43,326	40,645

Securities available-for-sale, at fair value	380,180	409,600	410,083	442,909	486,924	684,179
Securities held-to-maturity, at amortized cost	258,637	255,293	251,648	248,871	246,772	80,899
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	8,409	8,271	8,451	8,518	7,431
Loans held-for-sale	4,782	7,880	3,789	3,465	2,912	4,238
Loans	1,156,662	1,144,605	1,140,624	1,136,843	1,138,985	1,145,892
Less : allowance for loan losses	21,605	20,546	18,607	16,598	16,257	16,415
Net loans	1,135,057	1,124,059	1,122,017	1,120,245	1,122,728	1,129,477

Premises and equipment, net	42,306	41,937	41,572	39,767	39,416	39,143
Other real estate owned	32,392	34,637	29,049	22,760	18,760	16,906
Mortgage servicing rights, net	5,202	5,416	5,776	5,596	5,347	5,151
Bank-owned life insurance (BOLI)	58,139	58,264	58,566	58,797	59,178	59,459
Deferred tax assets, net	69,936	67,657	66,174	65,916	65,210	61,768
Other assets	9,693	10,463	9,656	9,179	9,346	10,469
Total other assets	217,668	218,374	210,793	202,015	197,257	192,896
Total assets	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437	$2,139,765

Liabilities
Deposits:
Noninterest bearing demand	$405,933	$435,093	$431,052	$445,083	$450,521	$472,450
Interest bearing:
Savings, NOW, and money market	881,714	885,809	889,448	893,947	915,553	920,389
Time	418,615	410,066	404,896	409,353	407,743	402,912
Total deposits	1,706,262	1,730,968	1,725,396	1,748,383	1,773,817	1,795,751

Securities sold under repurchase agreements	23,437	31,234	31,466	26,569	35,776	37,433
Other short-term borrowings	25,722	22,638	14,674	24,837	27,802	28,187
Junior subordinated debentures	57,502	57,513	57,525	57,538	57,549	57,561
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500
Other liabilities	11,734	10,962	9,782	10,488	11,033	12,511
Total liabilities	1,870,157	1,898,815	1,884,343	1,913,315	1,951,477	1,976,943

Stockholders' equity
Preferred stock	36,637	31,553	15,091	-	-	-
Common stock	34,414	34,419	34,422	34,426	34,427	34,505
Additional paid-in capital	115,413	115,553	115,692	115,827	115,945	116,065
Retained earnings	102,050	105,208	108,858	112,584	116,231	119,640
Accumulated other comprehensive loss	(7,558)	(6,935)	(8,277)	(11,590)	(13,677)	(11,241)
Treasury stock	(95,965)	(95,965)	(95,966)	(95,966)	(95,966)	(96,147)
Total stockholders' equity	184,991	183,833	169,820	155,281	156,960	162,822
Total liabilities and stockholder's equity	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437	$2,139,765

Total Earning Assets	$1,827,341	$1,855,667	$1,832,978	$1,854,398	$1,899,624	$1,934,687
Total Interest Bearing Liabilities	1,452,490	1,452,760	1,443,509	1,457,744	1,489,923	1,491,982

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2015				2016
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Interest and Dividend Income
Loans, including fees	$13,218	$13,467	$13,353	$12,997	$13,058	$13,039
Loans held-for-sale	43	72	38	36	28	39
Securities:
Taxable	3,375	3,372	3,471	3,819	4,211	4,382
Tax exempt	141	163	122	116	179	220
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	77	77	76	76	84	84
Interest bearing deposits with financial institutions	12	19	12	12	19	15
Total interest and dividend income	16,866	17,170	17,072	17,056	17,579	17,779
Interest Expense
Savings, NOW, and money market deposits	179	183	185	187	191	193
Time deposits	807	771	799	824	822	869
Other short-term borrowings	9	7	6	11	20	26
Junior subordinated debentures	1,072	1,071	1,072	1,072	1,084	1,083
Subordinated debt	197	202	205	210	239	243
Notes payable and other borrowings	4	-	1	2	2	2
Total interest expense	2,268	2,234	2,268	2,306	2,358	2,416
Net interest and dividend income	14,598	14,936	14,804	14,750	15,221	15,363
Loan loss reserve release	-	(2,300)	(2,100)	-	-	-
Net interest and dividend income after release for loan losses	14,598	17,236	16,904	14,750	15,221	15,363
Noninterest Income
Trust income	1,486	1,596	1,444	1,427	1,369	1,502
Service charges on deposits	1,541	1,779	1,766	1,734	1,559	1,646
Secondary mortgage fees	244	281	190	192	193	280
Mortgage servicing (loss) / gain, net of changes in fair value	(208)	500	(274)	469	(620)	(311)
Net gain on sales of mortgage loans	1,623	1,695	1,359	1,098	1,212	1,642
Securities losses, net	(109)	(12)	(57)	-	(61)	-
Increase in cash surrender value of bank-owned life insurance	480	299	236	381	285	319
Debit card interchange income	959	1,050	1,004	1,015	947	1,049
Loss on disposal and transfer of fixed assets	-	-	(1,143)	24	-	-
Other income	1,957	1,076	1,123	1,069	1,391	1,150
Total noninterest income	7,973	8,264	5,648	7,409	6,275	7,277
Noninterest Expense
Salaries and employee benefits	9,255	9,149	8,260	8,397	9,026	8,814
Occupancy expense, net	1,271	1,094	1,156	1,228	1,229	1,009
Furniture and equipment expense	1,001	1,065	1,110	1,254	958	1,078
FDIC insurance	273	377	373	311	203	362
General bank insurance	357	310	308	298	298	272
Advertising expense	205	353	434	348	347	435
Debit card interchange expense	352	400	379	383	203	620
Legal fees	223	420	279	253	161	191
Other real estate expense, net	1,352	2,388	977	474	738	879
Other expense	2,864	3,371	2,968	3,151	3,101	3,040
Total noninterest expense	17,153	18,927	16,244	16,097	16,264	16,700
Income before income taxes	5,418	6,573	6,308	6,062	5,232	5,940
Provision for income taxes	1,919	2,444	2,384	2,229	1,910	2,095
Net income	3,499	4,129	3,924	3,833	3,322	3,845
Preferred stock dividends and accretion of discount	824	710	339	-	-	-
Net income available to common stockholders	$2,675	$3,419	$3,585	$3,833	$3,322	$3,845

Basic earnings per share	$0.09	$0.12	$0.12	$0.13	$0.11	$0.13
Diluted earnings per share	0.09	0.12	0.12	0.13	0.11	0.13

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	December 31,	June 30,	June 30,
	2016	2015	2015	2016	2015
Net Interest Margin
Interest income (GAAP)	$17,779	$17,056	$17,170	$35,358	$34,036
Taxable-equivalent adjustment:
Loans	23	24	27	47	55
Securities	119	63	88	215	164
Interest income (TE)	17,921	17,143	17,285	35,620	34,255
Interest expense (GAAP)	2,416	2,306	2,234	4,774	4,502
Net interest income (TE)	$15,505	$14,837	$15,051	$30,846	$29,753
Net interest income (GAAP)	$15,363	$14,750	$14,936	$30,584	$29,534
Average interest earning assets	$1,934,687	$1,854,398	$1,855,667	$1,917,155	$1,841,583
Net interest margin (GAAP)	3.19%	3.16%	3.23%	3.21%	3.23%
Net interest margin (TE)	3.22%	3.17%	3.25%	3.24%	3.26%

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Efficiency Ratio
Noninterest expense	$16,700	$16,264	$18,927
Less other real estate expense, net	879	738	2,388
Adjusted noninterest expense	15,821	15,526	16,539
Net interest income (GAAP)	15,363	15,221	14,936
Taxable-equivalent adjustment:
Loans	23	24	27
Securities	119	96	88
Net interest income (TE)	15,505	15,341	15,051
Noninterest income	7,277	6,275	8,264
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	172	153	161
Noninterest income (TE)	7,449	6,428	8,425
Less securities loss, net	-	(61)	(12)
Adjusted noninterest income, plus net interest income (TE)	$22,954	$21,830	$23,488
Efficiency ratio	68.92%	71.12%	70.41%